                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


        AMENDMENT NO. 1 to Investment Advisory Agreement ("Amendment No. 1"), dated as of December 31, 1998, between EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial") and Massachusetts Financial Services Company, a Delaware corporation (the "Adviser").

        EQ Financial and the Adviser agree to modify and amend the Investment Advisory Agreement (the " Agreement") dated as of April 14, 1997 between them as follows:

        1. New Portfolio. EQ Financial hereby appoints the Adviser as the investment adviser of the MFS Growth with Income Portfolio (the "New Portfolio) on the terms and conditions contained in the Agreement.

        2. Duration of Agreement. Section 9 of the Agreement is replaced in its entirety as follows:

           (a) The Agreement became effective with respect to the MFS Emerging Growth Companies Portfolio and the MFS Research Portfolio on April 14, 1997 and will become effective with respect to the New Portfolio on the date of this Amendment.

           (b) The Agreement will continue in effect with respect to the MFS Emerging Growth Companies Portfolio and the MFS Research Portfolio until April 14, 1999 and may be continued thereafter pursuant to subsection (d) below.

           (c) The Agreement will continue in effect with respect to the New Portfolio until December 31, 2000 and may be continued thereafter pursuant to subsection (d) below.

           (d) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act) (the "Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by the Agreement or (b) all the portfolios of the Trust.

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        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio, is hereby replaced in its entirety by Appendix A attached hereto.

        4. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


 EQ FINANCIAL CONSULTANTS,                      MASSACHUSETTS FINANCIAL
     INC.                                          SERVICES COMPANY


 By:                                            By:
    -----------------------------                  -----------------------------
    Peter D. Noris                                 Name
    Executive Vice President                       Title:

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                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

               Portfolio                             Advisory Fee
               ---------                             ------------

MFS Emerging Growth Companies Portfolio     .40% of the Portfolio's average
                                            daily net assets up to and including
                                            $150 million; .375% of the
                                            Portfolio's average daily net assets
                                            over $150 million and up to and
                                            including $300 million; and .35% of
                                            the Portfolio's average daily net
                                            assets in excess of $300 million.

MFS Research Portfolio                      .40% of the Portfolio's average
                                            daily net assets up to and including
                                            $150 million; .375% of the
                                            Portfolio's average daily net assets
                                            over $150 million and up to and
                                            including $300 million; and .35% of
                                            the Portfolio's average daily net
                                            assets in excess of $300 million.

MFS Growth with Income Portfolio            .40% of the Portfolio's average
                                            daily net assets up to and including
                                            $150 million; .375% of the
                                            Portfolio's average daily net assets
                                            over $150 million and up to and
                                            including $300 million; and .35% of
                                            the Portfolio's average daily net
                                            assets in excess of $300 million.

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